Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

JULY 25, 2017

Equity Residential Reports Second Quarter 2017 Results

Strong Demand Drives Revenue Guidance Increase

Chicago, IL – July 25, 2017 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2017.  All per share results are reported as available to common shares/units on a diluted basis.

“Strong and steady demand for rental housing in our gateway, coastal markets continues to drive high occupancy, retention and renewal pricing despite elevated levels of new supply, ” said David J. Neithercut, Equity Residential’s President and CEO. “We are pleased to now expect full year same store revenue growth towards the upper end of our original guidance driven by Seattle, San Francisco and New York City which should meet our most optimistic projections for the year.  This, combined with slightly higher than expected expense growth, should produce same store net operating income growth for the year in the upper half of our original range of expectations.”

Second Quarter 2017

Earnings Per Share (EPS) for the second quarter of 2017 was $0.53 compared to $0.59 in the second quarter of 2016.  The difference is due primarily to higher property sale gains in the second quarter of 2017, the various adjustment items listed on page 24 of this release and the items described below.

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), was $0.77 per share for the second quarter of 2017 compared to $0.90 per share in the second quarter of 2016.  The difference is due primarily to the various adjustment items listed on page 24 of this release and the items described below.

Normalized FFO for the second quarter of 2017 was $0.77 per share compared to $0.76 per share in the second quarter of 2016.  The following items impacted Normalized FFO per share in the quarter:

•	A positive impact of approximately $0.01 per share from increased same store net operating income (NOI);

•	A positive impact of approximately $0.02 per share from Lease-Up NOI;

•	A positive impact of approximately $0.01 per share from lower corporate overhead (property management and general and administrative expenses);

•	A negative impact of approximately $0.01 per share from higher interest expense; and

•	A negative impact of approximately $0.02 per share of lower NOI primarily as a result of the Company’s 2016 disposition activity.

Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6, 27 and 28 of this release and the Company has included guidance for Normalized FFO on page 25 and FFO and EPS on page 28 of this release.

Six Months Ended June 30, 2017

EPS for the six months ended June 30, 2017 was $0.92 compared to $10.36 in the six months ended June 30, 2016.  The difference is due primarily to $9.58 per share in higher property sale gains as a result of the Company’s significant property sales activity in 2016, the various adjustment items listed on page 24 of this release and the items described below.

FFO was $1.53 per share for the six months ended June 30, 2017 compared to $1.37 per share for the six months ended June 30, 2016.  The difference is due primarily to the various adjustment items listed on page 24 of this release and the items described below.

Normalized FFO for the six months ended June 30, 2017 was $1.51 per share compared to $1.52 per share for the six months ended June 30, 2016.  The following items impacted Normalized FFO per share in the period:

•	A positive impact of approximately $0.03 per share from increased same store NOI;

•	A positive impact of approximately $0.05 per share from Lease-Up NOI;

•	A positive impact of approximately $0.02 per share from lower corporate overhead (property management and general and administrative expenses);

•	A negative impact of approximately $0.02 per share from higher interest expense and lower interest and other income due to the impact of the high cash balances the Company carried in 2016; and

•	A negative impact of approximately $0.09 per share of lower NOI primarily as a result of the Company’s 2016 disposition activity.

Same Store Results

On a same store second quarter to second quarter comparison, which includes 71,354 apartment units, revenues increased 2.1%, expenses increased 4.1% and NOI increased 1.3%. Average Rental Rate increased 2.5% and occupancy decreased 0.4% to 95.8%.

On a same store six-month to six-month comparison, which includes 70,400 apartment units, revenues increased 2.3%, expenses increased 3.9% and NOI increased 1.7%. Average Rental Rate increased 2.5% and occupancy decreased 0.1% to 95.9%.

Investment Activity

During the second quarter of 2017, the Company acquired one consolidated apartment property in Seattle, consisting of 136 apartment units, for a purchase price of approximately $57.0 million at an Acquisition Capitalization Rate of 5.0%.  Also during the second quarter, the Company sold two consolidated apartment properties, consisting of 600 apartment units, for an aggregate sale price of approximately $219.1 million at a weighted average Disposition Yield of 5.0% and generating an Unlevered IRR of 12.5%. Also during the quarter, the Company stabilized its 348-unit 340 Fremont development in San Francisco at a Development Yield of 4.7%.

In the first six months of 2017, the Company acquired the apartment property described above and sold three consolidated apartment properties, consisting of 904 apartment units, for an aggregate sale price of approximately $266.7 million at a weighted average Disposition Yield of 5.3% and generating an Unlevered IRR of 14.1%. During the first six months of 2017, the Company also sold one land parcel located in New York City for a sale price of approximately $33.5 million.

Third Quarter 2017 Guidance

The Company has established an EPS guidance range of $0.47 to $0.51 for the third quarter of 2017. The difference between the Company’s second quarter 2017 EPS of $0.53 and the midpoint of the third quarter 2017 guidance range of $0.49 is due primarily to lower expected gains on property sales and the items described below.

The Company has established an FFO guidance range of $0.77 to $0.81 per share for the third quarter of 2017.  The difference between the Company’s second quarter 2017 FFO of $0.77 per share and the midpoint of the third quarter 2017 guidance range of $0.79 per share is due primarily to the items described below.

The Company has established a Normalized FFO guidance range of $0.77 to $0.81 per share for the third quarter of 2017.  The difference between the Company’s second quarter 2017 Normalized FFO of $0.77 per share and the midpoint of the third quarter 2017 guidance range of $0.79 per share is due primarily to:

•	A positive impact of approximately $0.01 per share from increased same store NOI;

•	A positive impact of approximately $0.01 per share from Lease-Up NOI;

•	A positive impact of approximately $0.01 per share from lower corporate overhead (property management and general and administrative expenses); and

•	A negative impact of approximately $0.01 per share of lower NOI primarily as a result of the Company’s 2017 transaction activity.

Full Year 2017 Guidance

The Company has revised its guidance for its full year 2017 same store operating performance, EPS, FFO per share, Normalized FFO per share and transactions as listed below:

	Previous	Revised
Same Store:
Physical occupancy	95.7%	95.8%
Revenue change	1.0% to 2.25%	1.75% to 2.25%
Expense change	3.0% to 4.0%	3.25% to 4.0%
NOI change	0.0% to 2.0%	0.75% to 1.75%

EPS	$1.83 to $1.93	$1.84 to $1.90
FFO per share	$3.06 to $3.16	$3.09 to $3.15
Normalized FFO per share	$3.05 to $3.15	$3.08 to $3.14

Transactions:
Consolidated Rental Acquisitions	$500 million	$500 million
Consolidated Rental Dispositions	$500 million	$500 million
Acquisition Cap Rate/Disposition Yield Spread	75 basis points	50 basis points

The change in the full year EPS guidance range is due primarily to lower expected gains on property sales and the items described below.

The change in the full year FFO and Normalized FFO per share guidance ranges is due primarily to an anticipated increase in same store NOI.

Glossary of Terms and Definitions

To improve comparability and enhance disclosure, the Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 26 through 29 of this release.

Third Quarter 2017 Earnings and Conference Call

Equity Residential expects to announce third quarter 2017 results on Tuesday, October 24, 2017 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, October 25, 2017.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of rental apartment properties in urban and high-density suburban coastal gateway markets where today’s renters want to live, work and play.  Equity Residential owns or has investments in 301 properties consisting of 77,034 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California.  For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, July 26, at 10:00 a.m. Central.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2017	2016	2017	2016
REVENUES
Rental income	$1,216,219	$1,211,104	$612,299	$594,939
Fee and asset management	361	3,133	181	215
Total revenues	1,216,580	1,214,237	612,480	595,154

EXPENSES
Property and maintenance	201,924	205,472	99,316	96,307
Real estate taxes and insurance	169,231	157,611	87,503	77,415
Property management	43,841	44,486	21,589	20,991
General and administrative	27,799	35,013	13,626	18,296
Depreciation	358,864	349,012	179,896	176,127
Total expenses	801,659	791,594	401,930	389,136

Operating income	414,921	422,643	210,550	206,018

Interest and other income	1,763	59,583	1,162	56,525
Other expenses	(2,132)	(4,060)	(1,042)	(1,504)
Interest:
Expense incurred, net	(197,434)	(299,964)	(91,224)	(86,472)
Amortization of deferred financing costs	(4,383)	(7,739)	(2,087)	(2,345)
Income before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	212,735	170,463	117,359	172,222
Income and other tax (expense) benefit	(482)	(763)	(220)	(413)
(Loss) from investments in unconsolidated entities	(1,755)	(1,904)	(682)	(800)
Net gain on sales of real estate properties	124,433	3,780,835	87,726	57,356
Net gain (loss) on sales of land parcels	19,170	11,722	(23)	—
Income from continuing operations	354,101	3,960,353	204,160	228,365
Discontinued operations, net	—	(122)	—	35
Net income	354,101	3,960,231	204,160	228,400
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(12,765)	(152,089)	(7,354)	(8,780)
Partially Owned Properties	(1,553)	(1,545)	(765)	(781)
Net income attributable to controlling interests	339,783	3,806,597	196,041	218,839
Preferred distributions	(1,546)	(1,545)	(773)	(772)
Net income available to Common Shares	$338,237	$3,805,052	$195,268	$218,067

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.92	$10.43	$0.53	$0.60
Net income available to Common Shares	$0.92	$10.43	$0.53	$0.60
Weighted average Common Shares outstanding	366,713	364,820	366,820	365,047

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.92	$10.36	$0.53	$0.59
Net income available to Common Shares	$0.92	$10.36	$0.53	$0.59
Weighted average Common Shares outstanding	382,505	382,012	382,692	382,065

Distributions declared per Common Share outstanding	$1.0075	$9.0075	$0.50375	$0.50375

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2017	2016	2017	2016
Net income	$354,101	$3,960,231	$204,160	$228,400
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(1,553)	(1,545)	(765)	(781)
Preferred distributions	(1,546)	(1,545)	(773)	(772)
Net income available to Common Shares and Units	351,002	3,957,141	202,622	226,847

Adjustments:
Depreciation	358,864	349,012	179,896	176,127
Depreciation – Non-real estate additions	(2,580)	(2,635)	(1,282)	(1,227)
Depreciation – Partially Owned Properties	(1,666)	(1,943)	(834)	(949)
Depreciation – Unconsolidated Properties	2,285	2,467	1,143	1,234
Net (gain) on sales of unconsolidated entities - operating assets	(68)	—	—	—
Net (gain) on sales of real estate properties	(124,433)	(3,780,835)	(87,726)	(57,356)
Discontinued operations:
Net (gain) on sales of discontinued operations	—	(15)	—	—
FFO available to Common Shares and Units	583,404	523,192	293,819	344,676

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Write-off of pursuit costs	1,546	2,563	831	1,115
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	12,402	120,164	98	67
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(18,950)	(66,593)	(58)	(54,616)
Other miscellaneous items	(790)	514	(799)	(883)
Normalized FFO available to Common Shares and Units	$577,612	$579,840	$293,891	$290,359

FFO	$584,950	$524,737	$294,592	$345,448
Preferred distributions	(1,546)	(1,545)	(773)	(772)
FFO available to Common Shares and Units	$583,404	$523,192	$293,819	$344,676
FFO per share and Unit - basic	$1.54	$1.38	$0.77	$0.91
FFO per share and Unit - diluted	$1.53	$1.37	$0.77	$0.90

Normalized FFO	$579,158	$581,385	$294,664	$291,131
Preferred distributions	(1,546)	(1,545)	(773)	(772)
Normalized FFO available to Common Shares and Units	$577,612	$579,840	$293,891	$290,359
Normalized FFO per share and Unit - basic	$1.52	$1.53	$0.77	$0.77
Normalized FFO per share and Unit - diluted	$1.51	$1.52	$0.77	$0.76

Weighted average Common Shares and Units outstanding - basic	379,619	378,612	379,733	378,934
Weighted average Common Shares and Units outstanding - diluted	382,505	382,012	382,692	382,065

Note: See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Investment in real estate
Land	$5,927,949	$5,899,862
Depreciable property	19,123,571	18,730,579
Projects under development	325,823	637,168
Land held for development	112,474	118,816
Investment in real estate	25,489,817	25,386,425
Accumulated depreciation	(5,671,510)	(5,360,389)
Investment in real estate, net	19,818,307	20,026,036
Cash and cash equivalents	37,719	77,207
Investments in unconsolidated entities	59,246	60,141
Deposits – restricted	254,378	76,946
Escrow deposits – mortgage	21,016	64,935
Other assets	445,909	398,883
Total assets	$20,636,575	$20,704,148

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,743,363	$4,119,181
Notes, net	4,456,365	4,848,079
Line of credit and commercial paper	764,361	19,998
Accounts payable and accrued expenses	137,920	147,482
Accrued interest payable	48,823	60,946
Other liabilities	324,002	350,466
Security deposits	63,648	62,624
Distributions payable	191,717	192,296
Total liabilities	9,730,199	9,801,072

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	380,519	442,092
Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of June 30, 2017 and December 31, 2016	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 367,298,765 shares issued and outstanding as of June 30, 2017 and 365,870,924 shares issued and outstanding as of December 31, 2016	3,673	3,659
Paid in capital	8,838,804	8,758,422
Retained earnings	1,511,899	1,543,626
Accumulated other comprehensive (loss)	(101,151)	(113,909)
Total shareholders’ equity	10,290,505	10,229,078
Noncontrolling Interests:
Operating Partnership	229,049	221,297
Partially Owned Properties	6,303	10,609
Total Noncontrolling Interests	235,352	231,906
Total equity	10,525,857	10,460,984
Total liabilities and equity	$20,636,575	$20,704,148

Equity Residential Portfolio Summary As of June 30, 2017

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	70	15,857	18.4%	$2,423
Orange County	13	4,028	4.3%	2,097
San Diego	13	3,505	3.9%	2,235
Subtotal – Southern California	96	23,390	26.6%	2,336

San Francisco	54	12,959	19.7%	3,066
New York	40	10,632	18.0%	3,745
Washington DC	47	15,637	17.7%	2,366
Boston	23	6,103	9.8%	2,941
Seattle	38	7,232	8.2%	2,218
Other Markets	1	136	—%	1,142
Total	299	76,089	100.0%	2,702

Unconsolidated Properties	2	945	—	—

Grand Total	301	77,034	100.0%	$2,702

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

2nd Quarter 2017 Earnings Release	8

Equity Residential

Portfolio as of June 30, 2017

	Properties	Apartment Units

Wholly Owned Properties	279	72,021
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	17	3,215
Partially Owned Properties - Unconsolidated	2	945

	301	77,034

Portfolio Rollforward Q2 2017

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	3/31/2017	302	77,498

Acquisitions:
Consolidated:
Rental Properties		1	136	$57,028	5.0%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(2)	(600)	$(219,100)	(5.0%)

	6/30/2017	301	77,034

Portfolio Rollforward 2017

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2016	302	77,458

Acquisitions:
Consolidated:
Rental Properties		1	136	$57,028	5.0%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(3)	(904)	$(266,700)	(5.3%)
Land Parcels		—	—	$(33,450)
Completed Developments - Consolidated		1	344

	6/30/2017	301	77,034

2nd Quarter 2017 Earnings Release	9

Equity Residential

Second Quarter 2017 vs. Second Quarter 2016

Same Store Results/Statistics for 71,354 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q2 2017	$571,362	$167,047	$404,315	$2,669	95.8%	14.0%
Q2 2016	$559,564	$160,478	$399,086	$2,605	96.2%	15.0%

Change	$11,798	$6,569	$5,229	$64	(0.4%)	(1.0%)

Change	2.1%	4.1%	1.3%	2.5%

Second Quarter 2017 vs. First Quarter 2017

Same Store Results/Statistics for 73,265 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q2 2017	$590,181	$175,920	$414,261	$2,688	95.8%	14.1%
Q1 2017	$584,141	$176,186	$407,955	$2,663	95.8%	11.3%

Change	$6,040	$(266)	$6,306	$25	0.0%	2.8%

Change	1.0%	(0.2%)	1.5%	0.9%

June YTD 2017 vs. June YTD 2016

Same Store Results/Statistics for 70,400 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

YTD 2017	$1,118,370	$330,252	$788,118	$2,649	95.9%	25.2%
YTD 2016	$1,092,822	$317,862	$774,960	$2,584	96.0%	25.9%

Change	$25,548	$12,390	$13,158	$65	(0.1%)	(0.7%)

Change	2.3%	3.9%	1.7%	2.5%

Note:  Same store revenues for all leases are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.  See page 28 for reconciliations from operating income.

2nd Quarter 2017 Earnings Release	10

Equity Residential Second Quarter 2017 vs. Second Quarter 2016 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q2 2017 % of Actual NOI	Q2 2017 Average Rental Rate	Q2 2017 Weighted Average Physical Occupancy %	Q2 2017 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,336	17.7%	$2,405	95.7%	15.5%	3.5%	3.1%	3.7%	3.9%	(0.4%)	(1.6%)
San Diego	3,505	4.2%	2,235	96.3%	15.5%	4.0%	2.5%	4.6%	4.4%	(0.2%)	(1.2%)
Orange County	3,684	4.1%	2,062	96.3%	13.2%	4.6%	7.2%	3.8%	4.8%	(0.1%)	(1.2%)
Subtotal – Southern California	21,525	26.0%	2,318	95.9%	15.1%	3.8%	3.5%	3.9%	4.1%	(0.3%)	(1.4%)

New York	10,396	19.2%	3,723	96.1%	11.1%	(0.1%)	6.4%	(3.3%)	0.1%	(0.3%)	(0.3%)
Washington DC	15,475	18.5%	2,366	95.5%	14.3%	0.8%	4.3%	(0.6%)	1.7%	(0.7%)	0.4%
San Francisco	11,019	17.7%	2,932	95.9%	13.2%	2.1%	1.2%	2.3%	2.5%	(0.4%)	(2.7%)
Boston	6,009	10.3%	2,941	95.7%	14.1%	1.8%	1.0%	2.1%	1.5%	(0.3%)	0.0%
Seattle	6,794	8.2%	2,215	95.8%	15.6%	6.4%	6.8%	6.2%	6.0%	0.2%	(1.7%)
Other Markets	136	0.1%	1,142	98.5%	17.6%	2.6%	2.6%	2.6%	2.8%	(0.1%)	2.2%

Total	71,354	100.0%	$2,669	95.8%	14.0%	2.1%	4.1%	1.3%	2.5%	(0.4%)	(1.0%)

2nd Quarter 2017 Earnings Release	11

Equity Residential Second Quarter 2017 vs. First Quarter 2017 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q2 2017 % of Actual NOI	Q2 2017 Average Rental Rate	Q2 2017 Weighted Average Physical Occupancy %	Q2 2017 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,430	17.4%	$2,408	95.7%	15.5%	1.3%	(1.4%)	2.4%	1.2%	0.0%	2.9%
San Diego	3,505	4.1%	2,235	96.3%	15.5%	0.9%	(0.9%)	1.5%	0.7%	0.3%	(0.1%)
Orange County	3,684	4.0%	2,062	96.3%	13.2%	1.6%	(1.6%)	2.6%	1.4%	0.2%	2.1%
Subtotal – Southern California	21,619	25.5%	2,321	95.9%	15.1%	1.3%	(1.4%)	2.3%	1.2%	0.0%	2.3%

San Francisco	12,299	19.0%	2,989	95.7%	13.4%	0.8%	8.1%	(1.6%)	0.8%	0.0%	1.7%
New York	10,632	18.9%	3,745	96.1%	11.2%	0.6%	(3.8%)	3.3%	0.3%	0.2%	2.0%
Washington DC	15,475	18.1%	2,366	95.5%	14.3%	0.6%	(0.3%)	1.0%	1.0%	(0.4%)	4.5%
Boston	6,009	10.0%	2,941	95.7%	14.1%	1.3%	(2.0%)	2.6%	0.8%	(0.1%)	4.6%
Seattle	7,095	8.4%	2,218	95.8%	15.8%	2.6%	3.2%	2.3%	2.1%	0.0%	2.0%
Other Markets	136	0.1%	1,142	98.5%	17.6%	(0.6%)	(26.6%)	18.5%	0.1%	(0.8%)	12.5%

Total	73,265	100.0%	$2,688	95.8%	14.1%	1.0%	(0.2%)	1.5%	0.9%	0.0%	2.8%

2nd Quarter 2017 Earnings Release	12

Equity Residential June YTD 2017 vs. June YTD 2016 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
Markets/Metro Areas	Apartment Units	June YTD 17 % of Actual NOI	June YTD 17 Average Rental Rate	June YTD 17 Weighted Average Physical Occupancy %	June YTD 17 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,038	17.6%	$2,395	95.8%	28.0%	3.7%	4.0%	3.5%	4.1%	(0.3%)	(0.8%)
San Diego	3,505	4.2%	2,228	96.2%	31.1%	4.6%	3.2%	5.0%	4.6%	0.1%	0.3%
Orange County	3,684	4.2%	2,048	96.2%	24.3%	5.1%	6.8%	4.5%	4.9%	0.2%	(0.6%)
Subtotal – Southern California	21,227	26.0%	2,307	95.9%	27.9%	4.0%	4.3%	3.9%	4.3%	(0.2%)	(0.5%)

Washington DC	15,475	18.9%	2,354	95.7%	24.1%	1.4%	3.5%	0.5%	1.8%	(0.3%)	0.7%
New York	10,007	18.4%	3,673	96.0%	20.2%	0.0%	5.7%	(3.0%)	0.1%	(0.4%)	0.1%
San Francisco	11,019	18.1%	2,924	95.9%	24.7%	2.5%	1.3%	2.9%	2.8%	(0.4%)	(3.3%)
Boston	6,009	10.5%	2,930	95.8%	23.6%	1.5%	0.9%	1.8%	1.3%	0.5%	(2.1%)
Seattle	6,527	8.0%	2,198	95.8%	29.1%	6.3%	6.1%	6.4%	5.8%	0.3%	(0.7%)
Other Markets	136	0.1%	1,142	98.8%	22.8%	4.4%	16.6%	(1.6%)	4.4%	0.0%	(1.5%)

Total	70,400	100.0%	$2,649	95.9%	25.2%	2.3%	3.9%	1.7%	2.5%	(0.1%)	(0.7%)

2nd Quarter 2017 Earnings Release	13

Equity Residential

Second Quarter 2017 vs. Second Quarter 2016

Same Store Operating Expenses for 71,354 Same Store Apartment Units

$ in thousands

	Actual Q2 2017	Actual Q2 2016	$ Change	% Change	% of Actual Q2 2017 Operating Expenses

Real estate taxes	$71,519	$68,331	$3,188	4.7%	42.8%
On-site payroll (1)	38,211	35,270	2,941	8.3%	22.9%
Utilities (2)	21,239	20,809	430	2.1%	12.7%
Repairs and maintenance (3)	21,841	21,643	198	0.9%	13.1%
Insurance	4,242	4,417	(175)	(4.0%)	2.5%
Leasing and advertising	2,193	2,151	42	2.0%	1.3%
Other on-site operating expenses (4)	7,802	7,857	(55)	(0.7%)	4.7%

Same store operating expenses	$167,047	$160,478	$6,569	4.1%	100.0%

June YTD 2017 vs. June YTD 2016

Same Store Operating Expenses for 70,400 Same Store Apartment Units

$ in thousands

	Actual YTD 2017	Actual YTD 2016	$ Change	% Change	% of Actual YTD 2017 Operating Expenses

Real estate taxes	$140,236	$134,556	$5,680	4.2%	42.5%
On-site payroll (1)	74,656	70,249	4,407	6.3%	22.6%
Utilities (2)	44,530	43,657	873	2.0%	13.5%
Repairs and maintenance (3)	41,735	40,338	1,397	3.5%	12.6%
Insurance	8,361	8,695	(334)	(3.8%)	2.5%
Leasing and advertising	4,550	4,233	317	7.5%	1.4%
Other on-site operating expenses (4)	16,184	16,134	50	0.3%	4.9%

Same store operating expenses	$330,252	$317,862	$12,390	3.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.
(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.
(3)

Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

2nd Quarter 2017 Earnings Release	14

Equity Residential

Debt Summary as of June 30, 2017

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$3,743,363	41.8%	4.38%	5.9
Unsecured	5,220,726	58.2%	4.28%	8.9

Total	$8,964,089	100.0%	4.32%	7.6
Fixed Rate Debt:
Secured – Conventional	$3,108,842	34.7%	4.96%	4.4
Unsecured – Public	4,006,424	44.7%	4.76%	11.3

Fixed Rate Debt	7,115,266	79.4%	4.85%	8.3

Floating Rate Debt:
Secured – Conventional	7,045	0.1%	0.87%	16.4
Secured – Tax Exempt	627,476	7.0%	1.43%	12.5
Unsecured – Public (2)	449,941	5.0%	1.69%	2.0
Unsecured – Revolving Credit Facility (3)	265,000	2.9%	2.00%	4.5
Unsecured – Commercial Paper Program (4)	499,361	5.6%	1.31%	—

Floating Rate Debt	1,848,823	20.6%	1.50%	5.1

Total	$8,964,089	100.0%	4.32%	7.6

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2017.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 12.5 basis points).  Both the spread and the facility fee are dependent on the credit rating of the Company’s long-term debt.  As of June 30, 2017, there was approximately $1.22 billion available on the Company’s unsecured revolving credit facility (net of $12.1 million which was restricted/dedicated to support letters of credit, net of $265.0 million outstanding on the revolving credit facility and net of $500.0 million in principal outstanding on the commercial paper program).

(4)

The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions.  The notes bear interest at various floating rates with a weighted average of 1.31% for the six months ended June 30, 2017 and a weighted average maturity of 30 days as of June 30, 2017.

Note: The Company capitalized interest of approximately $16.6 million and $28.4 million during the six months ended June 30, 2017 and 2016, respectively.  The Company capitalized interest of approximately $8.4 million and $14.2 million during the quarters ended June 30, 2017 and 2016, respectively.

2nd Quarter 2017 Earnings Release	15

Equity Residential

Debt Maturity Schedule as of June 30, 2017

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2017	$197,531		$500,100	(2)	$697,631	7.7%	7.11%	3.11%
2018	82,734		97,235		179,969	2.0%	5.58%	3.63%
2019	506,731	(3)	471,427		978,158	10.8%	5.17%	3.51%
2020	1,678,592	(4)	400		1,678,992	18.5%	5.49%	5.49%
2021	927,506		300		927,806	10.2%	4.64%	4.64%
2022	265,341		265,400	(5)	530,741	5.9%	3.26%	2.62%
2023	1,326,800		4,700		1,331,500	14.7%	3.74%	3.73%
2024	1,272		11,300		12,572	0.1%	4.79%	1.34%
2025	451,334		13,800		465,134	5.1%	3.38%	3.31%
2026	593,424		15,000		608,424	6.7%	3.59%	3.52%
2027+	1,126,437		532,165		1,658,602	18.3%	4.52%	3.38%
Subtotal	7,157,702		1,911,827		9,069,529	100.0%	4.52%	3.91%
Deferred Financing Costs and Unamortized (Discount)	(42,436)		(63,004)		(105,440)	N/A	N/A	N/A

Total	$7,115,266		$1,848,823		$8,964,089	100.0%	4.52%	3.91%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2017.
(2)	Includes $500.0 million in principal outstanding on the Company's commercial paper program.
(3)	Includes a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 that can be prepaid at par beginning October 1, 2018.
(4)

Includes a $550.0 million 6.08% mortgage loan with a maturity date of March 1, 2020 that can be prepaid at par beginning March 1, 2019.  Also includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be prepaid at par beginning July 1, 2019.

(5)	Includes $265.0 million outstanding on the Company’s unsecured revolving credit facility.

2nd Quarter 2017 Earnings Release	16

Equity Residential

Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2017	2017
Total Debt to Adjusted Total Assets (not to exceed 60%)	35.0%	35.1%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	14.6%	14.8%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.20	3.96

Total Unsecured Assets to Unsecured Debt (must be at least 150%)	378.3%	377.6%

Note: These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	June 30,	March 31,
	2017	2017
Total debt to Normalized EBITDA	5.72x	5.73x

Net debt to Normalized EBITDA	5.69x	5.66x

Unencumbered NOI as a % of total NOI	72.9%	72.8%

Note: See page 23 for the Normalized EBITDA reconciliations.

2nd Quarter 2017 Earnings Release	17

Equity Residential

Capital Structure as of June 30, 2017

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$3,743,363	41.8%
Unsecured Debt			5,220,726	58.2%

Total Debt			8,964,089	100.0%	26.3%

Common Shares (includes Restricted Shares)	367,298,765	96.4%
Units (includes OP Units and Restricted Units)	13,816,133	3.6%

Total Shares and Units	381,114,898	100.0%
Common Share Price at June 30, 2017	$65.83
			25,088,794	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			25,126,074	100.0%	73.7%

Total Market Capitalization			$34,090,163		100.0%

Perpetual Preferred Equity as of June 30, 2017

(Amounts in thousands except for share and per share amounts)

Series	Redemption Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

Total Perpetual Preferred Equity		745,600	$37,280		$3,091

2nd Quarter 2017 Earnings Release	18

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	YTD Q2 2017	YTD Q2 2016	Q2 2017	Q2 2016

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	366,713,268	364,819,546	366,819,902	365,046,813
Shares issuable from assumed conversion/vesting of:
- OP Units	12,905,975	13,792,153	12,913,250	13,887,484
- long-term compensation shares/units	2,886,010	3,400,342	2,958,466	3,130,701

Total Common Shares and Units - diluted	382,505,253	382,012,041	382,691,618	382,064,998

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	366,713,268	364,819,546	366,819,902	365,046,813
OP Units - basic	12,905,975	13,792,153	12,913,250	13,887,484

Total Common Shares and OP Units - basic	379,619,243	378,611,699	379,733,152	378,934,297
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,886,010	3,400,342	2,958,466	3,130,701

Total Common Shares and Units - diluted	382,505,253	382,012,041	382,691,618	382,064,998

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	367,298,765	365,550,636
Units (includes OP Units and Restricted Units)	13,816,133	14,706,597

Total Shares and Units	381,114,898	380,257,233

2nd Quarter 2017 Earnings Release	19

Equity Residential Partially Owned Entities as of June 30, 2017 (Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	17	2

Total apartment units	3,215	945

Operating information for the six months ended 6/30/17 (at 100%):
Operating revenue	$46,278	$15,888
Operating expenses	11,365	5,501

Net operating income	34,913	10,387
Property management	1,630	425
General and administrative/other	29	90
Depreciation	10,395	8,048

Operating income	22,859	1,824
Interest and other income	24	—
Interest:
Expense incurred, net	(6,638)	(4,145)
Amortization of deferred financing costs	(135)	—

Income (loss) before income and other taxes and (loss) from investments in unconsolidated entities	16,110	(2,321)
Income and other tax (expense) benefit	(34)	(13)
(Loss) from investments in unconsolidated entities	(761)	—
Net income (loss)	$15,315	$(2,334)

Debt - Secured (1):
EQR Ownership (2)	$236,823	$29,085
Noncontrolling Ownership	64,905	116,339

Total (at 100%)	$301,728	$145,424

(1)	All debt is non-recourse to the Company.
(2)	Represents the Company's current equity ownership interest.

2nd Quarter 2017 Earnings Release	20

Equity Residential Development and Lease-Up Projects as of June 30, 2017 (Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
455 Eye Street	Washington, DC	174	$73,157	$70,633	$32,876	$—	94%	47%	23%	Q3 2017	Q2 2018
855 Brannan (formerly 801 Brannan)	San Francisco, CA	449	304,035	266,251	172,554	—	85%	16%	9%	Q3 2017	Q1 2019
Helios (formerly 2nd & Pine)	Seattle, WA	398	215,787	212,226	17,566	—	98%	10%	—	Q3 2017	Q2 2019
Cascade	Seattle, WA	477	176,378	154,367	72,173	—	89%	29%	25%	Q3 2017	Q2 2019
100 K Street	Washington, DC	222	88,023	30,654	30,654	—	13%	—	—	Q4 2018	Q4 2019

Projects Under Development		1,720	857,380	734,131	325,823	—

Completed Not Stabilized (1):
One Henry Adams	San Francisco, CA	241	172,337	167,795	—	—		80%	76%	Completed	Q4 2017
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	193,231	189,798	—	—		86%	83%	Completed	Q1 2018
The Alton (formerly Millikan)	Irvine, CA	344	108,681	106,472	—	—		69%	67%	Completed	Q1 2018

Projects Completed Not Stabilized		1,130	474,249	464,065	—	—

Completed and Stabilized During the Quarter:
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	290,954	289,839	—	—		98%	97%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		348	290,954	289,839	—	—

Total Development Projects		3,198	$1,622,583	$1,488,035	$325,823	$—

Land Held for Development		N/A	N/A	$112,474	$112,474	$—

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Capital	Q2 2017
							Cost	NOI
Projects Under Development							$857,380	$(120)
Completed Not Stabilized							474,249	3,854
Completed and Stabilized During the Quarter							290,954	2,940
Total Development NOI Contribution							$1,622,583	$6,674

Note: All development projects listed are wholly owned by the Company.

(1)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

2nd Quarter 2017 Earnings Release	21

Equity Residential

Repairs and Maintenance Expenses and Capital Expenditures to Real Estate

For the Six Months Ended June 30, 2017

(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties	70,400	$41,735	$593	$34,680	$492	$76,415	$1,085	$40,233	$572	$46,477	$660	$86,710	$1,232	(8)	$163,125	$2,317

Non-Same Store Properties (6)	5,689	2,632	486	2,106	388	4,738	874	922	170	1,286	237	2,208	407		6,946	1,281

Other (7)	—	408		624		1,032		129		250		379			1,411

Total	76,089	$44,775		$37,410		$82,185		$41,284		$48,013		$89,297			$171,482

(1)

Total Apartment Units - Excludes 945 unconsolidated apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)

Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.
(4)

Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.  Replacements for same store properties also include $22.0 million spent during the six months ended June 30, 2017 on apartment unit renovations/rehabs (primarily kitchens and baths) on approximately 1,650 same store apartment units (equating to approximately $13,300 per apartment unit rehabbed) designed to reposition these units for higher rental levels in their respective markets.  During 2017, the Company expects to spend approximately $50.0 million for unit renovation/rehab costs on same store properties at an average cost of $11,000 per apartment unit rehabbed.

(5)

Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Per apartment unit amounts are based on a weighted average of 5,421 apartment units.
(7)	Other - Primarily includes expenditures for properties sold and properties under development.
(8)

The Company estimates that during 2017 it will spend approximately $2,600 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,900 per apartment unit excluding apartment unit renovation/rehab costs.  These estimates include approximately $17.0 million or approximately $250 per apartment unit of additional expenditures for resident focused renovation projects such as common areas and fitness centers in order to remain competitive with the new luxury supply being delivered in many of our markets.

2nd Quarter 2017 Earnings Release	22

Equity Residential Normalized EBITDA Reconciliations (Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2017		2016
	June 30, 2017	March 31, 2017	Q2	Q1	Q4	Q3	Q2
Net income	$873,974	$898,214	$204,160	$149,941	$302,381	$217,492	$228,400
Interest expense incurred, net	379,716	374,964	91,224	106,210	95,930	86,352	86,472
Amortization of deferred financing costs	9,277	9,535	2,087	2,296	2,633	2,261	2,345
Depreciation	715,501	711,732	179,896	178,968	177,407	179,230	176,127
Income and other tax expense (benefit) (includes discontinued operations)	1,333	1,529	220	262	425	426	416

EBITDA	1,979,801	1,995,974	477,587	437,677	578,776	485,761	493,760

Write-off of pursuit costs (other expenses)	3,075	3,359	831	715	713	816	1,115
(Income) loss from investments in unconsolidated entities	(4,950)	(4,832)	682	1,073	1,045	(7,750)	800
Net (gain) loss on sales of land parcels	(23,179)	(23,202)	23	(19,193)	28	(4,037)	—
(Gain) loss on sale of investment securities and other investments (interest and other income)	(3,253)	(57,853)	—	—	7	(3,260)	(54,600)
Insurance/litigation settlement or reserve income (interest and other income)	(3,070)	(3,555)	(836)	(380)	(337)	(1,517)	(1,321)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	4,502	4,561	(56)	293	(5,074)	9,339	3
Other	899	1,241	93	96	373	337	435
Net (gain) on sales of discontinued operations	(28)	(28)	—	—	—	(28)	—
Net (gain) on sales of real estate properties	(387,653)	(357,283)	(87,726)	(36,707)	(173,184)	(90,036)	(57,356)
Normalized EBITDA	$1,566,144	$1,558,382	$390,598	$383,574	$402,347	$389,625	$382,836

Balance Sheet Items:	June 30, 2017	March 31, 2017

Total debt	$8,964,089	$8,929,925
Cash and cash equivalents	(37,719)	(42,139)
Mortgage principal reserves/sinking funds	(11,525)	(61,033)
Net debt	$8,914,845	$8,826,753

2nd Quarter 2017 Earnings Release	23

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Six Months Ended June 30,			Quarter Ended June 30,
	2017	2016	Variance	2017	2016	Variance

Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Write-off of pursuit costs (other expenses)	1,546	2,563	(1,017)	831	1,115	(284)
Write-off of pursuit costs	1,546	2,563	(1,017)	831	1,115	(284)

Prepayment premiums/penalties (interest expense)	12,258	112,419	(100,161)	560	—	560
Write-off of unamortized deferred financing costs (interest expense)	243	3,251	(3,008)	26	152	(126)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(99)	4,494	(4,593)	(488)	(85)	(403)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	12,402	120,164	(107,762)	98	67	31

Net (gain) loss on sales of land parcels	(19,170)	(11,722)	(7,448)	23	—	23
(Gain) on sale of investment securities and other investments (interest and other income)	—	(55,156)	55,156	—	(54,600)	54,600
Loss (income) from investments in unconsolidated entities ─ non-operating assets	220	285	(65)	(81)	(16)	(65)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(18,950)	(66,593)	47,643	(58)	(54,616)	54,558

Insurance/litigation settlement or reserve income (interest and other income)	(1,216)	(1,374)	158	(836)	(1,321)	485
Insurance/litigation/environmental settlement or reserve expense (other expenses)	237	(241)	478	(56)	3	(59)
Other	189	2,129	(1,940)	93	435	(342)
Other miscellaneous items	(790)	514	(1,304)	(799)	(883)	84

Adjustments from FFO to Normalized FFO	$(5,792)	$56,648	$(62,440)	$72	$(54,317)	$54,389
Note: See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2nd Quarter 2017 Earnings Release	24

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2017 Normalized FFO Guidance (per share diluted)

	Q3 2017	2017
Expected Normalized FFO Per Share	$0.77 to $0.81	$3.08 to $3.14

2017 Same Store Assumptions (see Note below)

Physical occupancy	95.8%
Revenue change	1.75% to 2.25%
Expense change	3.25% to 4.0%
NOI change	0.75% to 1.75%

Note:  Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.

2017 Transaction Assumptions

Consolidated rental acquisitions	$500.0 million
Consolidated rental dispositions	$500.0 million
Spread between Acquisition Cap Rate and Disposition Yield	50 basis points

2017 Debt Assumptions

Weighted average debt outstanding	$8.9 billion to $9.1 billion
Weighted average interest rate (reduced for capitalized interest)	4.13%
Interest expense, net (on a Normalized FFO basis)	$367.6 million to $375.8 million
Capitalized interest	$24.0 million to $28.0 million

2017 Other Guidance Assumptions

Property management expense	$83.0 million to $85.0 million
General and administrative expense (see Note below)	$50.0 million to $52.0 million
Interest and other income	$1.0 million
Income and other tax expense	$1.0 million
Debt offerings	$400.0 million to $600.0 million
Equity ATM share offerings	No amounts budgeted
Preferred share offerings	No amounts budgeted
Weighted average Common Shares and Units - Diluted	382.8 million

Note:  Normalized FFO guidance excludes a duplicative charge of approximately $0.4 million, which will be recorded to general and administrative expense, related to the overlap of accounting costs for the Company's current and former executive compensation programs.

2nd Quarter 2017 Earnings Release	25

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

Economic Gain – Economic Gain is calculated as the net gain on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain to be an appropriate supplemental measure to net gain on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, rehab, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain on sales of real estate properties in accordance with GAAP to Economic Gain:

	Six Months Ended June 30, 2017	Quarter Ended June 30, 2017

Net Gain on Sales of Real Estate Properties	$124,433	$87,726
Accumulated Depreciation Gain	(47,737)	(34,964)

Economic Gain	$76,696	$52,762

2nd Quarter 2017 Earnings Release	26

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Funds From Operations and Normalized Funds From Operations:

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment and valuation allowances;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
•	gains and losses on the sales of non-operating assets, including gains and losses from land parcel sales, net of the effect of income tax benefits or expenses; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

2nd Quarter 2017 Earnings Release	27

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 6 and 25 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual June	Actual June	Actual	Actual	Expected	Expected
	YTD 2017	YTD 2016	Q2 2017	Q2 2016	Q3 2017	2017
	Per Share	Per Share	Per Share	Per Share	Per Share	Per Share
EPS - Diluted	$0.92	$10.36	$0.53	$0.59	$0.47 to $0.51	$1.84 to $1.90
Add: Depreciation expense	0.93	0.91	0.47	0.46	0.49	1.91
Less: Net gain on sales	(0.32)	(9.90)	(0.23)	(0.15)	(0.19)	(0.66)

FFO per share - Diluted	1.53	1.37	0.77	0.90	0.77 to 0.81	3.09 to 3.15

Asset impairment and valuation allowances	—	—	—	—	—	—
Write-off of pursuit costs	—	0.01	—	—	—	0.01
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	0.03	0.31	—	—	—	0.03
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(0.05)	(0.17)	—	(0.14)	—	(0.05)
Other miscellaneous items	—	—	—	—	—	—

Normalized FFO per share - Diluted	$1.51	$1.52	$0.77	$0.76	$0.77 to $0.81	$3.08 to $3.14

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store results (see page 10):

	Six Months Ended June 30,		Quarter Ended June 30,
	2017	2016	2017	2016
Operating income	$414,921	$422,643	$210,550	$206,018
Adjustments:
Fee and asset management revenue	(361)	(3,133)	(181)	(215)
Property management	43,841	44,486	21,589	20,991
General and administrative	27,799	35,013	13,626	18,296
Depreciation	358,864	349,012	179,896	176,127
Total NOI	$845,064	$848,021	$425,480	$421,217
Rental income:
Same store	$1,118,370	$1,092,822	$571,362	$559,564
Non-same store	97,849	118,282	40,937	35,375
Total rental income	1,216,219	1,211,104	612,299	594,939
Operating expenses:
Same store	330,252	317,862	167,047	160,478
Non-same store	40,903	45,221	19,772	13,244
Total operating expenses	371,155	363,083	186,819	173,722
NOI:
Same store	788,118	774,960	404,315	399,086
Non-same store	56,946	73,061	21,165	22,131
Total NOI	$845,064	$848,021	$425,480	$421,217

2nd Quarter 2017 Earnings Release	28

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2016 and 2017, plus any properties in lease-up and not stabilized as of January 1, 2016.

Normalized Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") – Represents net income in accordance with GAAP before interest expense, income taxes, depreciation expense and amortization expense and further adjusted for non-comparable items.  Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2016, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized NOI – Represents budgeted 2017 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.  Each of the items (i) through (v) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense (including loan assumption costs and other loan-related costs) or property management expense.  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

2nd Quarter 2017 Earnings Release	29